Exhibit 99

For Release: Dec. 9, 2005

Contact: Gerald Coggin, VP of Corporate Relations

Phone: (615) 890-9100

NHI to Pay 45 Cent Dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI ) announced today that it will pay a fourth quarter dividend of 45 cents per common share to shareholders of record on Dec. 30 and payable on Jan. 10, 2006.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.